Exhibit 10.3

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Collaboration Agreement

This Collaboration Agreement (the “Collaboration Agreement”) is entered into as of 2026-05-11, by and between:

1.	Nexalin Technology, Inc., a Delaware corporation (“Nexalin”), and

2.	GreenLight Ventures, LLC, a North Carolina limited liability company (“GLV”).

(collectively, the “Parties”).

1. Purpose

Substantially contemporaneous with entering into this Collaboration Agreement, GLV has entered into a License Agreement with PONM, Inc. (“PONM” and such agreement, the “License Agreement”). And, pursuant to a certain Stock Purchase Agreement, dated ______________ (“the SPA”), Nexalin has purchased PONM in order to obtain the right to Use certain Licensed Software and associated restricted rights related to GLV’s digital technology platforms used in collecting data from the HALO headset and app via OCHI’s Electronic Data Capture (EDC) system within a certain field of use (i.e. the “PONM Field of Use”). The Use of the Licensed Software within the PONM Field of Use is intended to enable Nexalin to, among other benefits, operate a virtual clinic for prescribed Nexalin patients using The Recovery Platform’s Electronic Health Record (EHR) and practice management solution.

The Parties seek to establish a collaborative relationship whereas GLV will provide Nexalin with operational, technical, and strategic support to ensure continued development, compliance, and commercialization of cranial electrotherapy stimulation (“CES”) technologies and related products using the Licensed Software.

2. Scope of Services

(a) Development Services. GLV agrees to provide to Nexalin in accordance with the terms and conditions of this Collaboration Agreement, a Schedule of Work, a form of which is attached or will be agreed upon as Exhibit A hereto (each a “Schedule of Work” or “SOW”), and such supplements to this Collaboration Agreement as the Parties may from time to time sign. Such consulting services, systems analysis and design services and/or programming services may relate to:

(i)	Integration or use of features involving AI or OCR;

(ii)	The Initial Features set forth on Annex A, to the extent not included in the Licensed Software pursuant to the License Agreement;

(iii)	The Available Features set forth on Annex A shall be made available if requested by Nexalin to support the creation of custom functionality as defined in a SOW;

(iv)	Additional or custom features, including integration with the Initial Features set forth on Annex A and the HALO App for data transmission; and

(v)	Infrastructure support upon request.

(b) Infrastructure Services. In addition, upon written request from Nexalin, GLV shall provide the following services:

(i)	Product Management — Strategic oversight and feature prioritization.

(ii)	Quality Assurance — Validation, regression testing, and compliance testing.

(iii)	Marketing & Creative Strategy — Messaging, branding, campaigns, clinician engagement.

(iv)	Data Security & IT Infrastructure Support — Cybersecurity, hosting, systems integration.

(v)	Healthcare Compliance & Legal Support — HIPAA, FDA, regulatory guidance.

(vi)	Behavioral Health & Clinical Strategy — Clinical input for product design, workflows, and outcomes.

(vii)	Business Development & Strategic Partnerships - Sales, networking, introductions, and lead generation.

(c) Nexalin shall select the work it desires GLV to perform and the Parties shall enter into a mutually acceptable Schedule of Work with respect to such work, which agreement by GLV shall not be unreasonably withheld. Each Schedule of Work at a minimum shall specify (i) a description of the services to be provided to Nexalin (the “Services”), with specific technical information relating to the added functionality and other Services requested by GLV (a “Requirements Definition”), which shall include specifications, development milestones, any portion of designated as an individual development component or module (a “Segment”) testing procedures, deliverables, training and documentation and which shall be mutually agreed upon by the parties in writing; (ii) the payment to be made monthly (or at such other frequency as set forth in the applicable SOW) to GLV for the Services performed in the prior period; and (iv) the deliverables and the associated timelines for such deliverables and during which GLV will perform such Services.

(d) Personnel.

(i)	GLV shall provide qualified personnel (the “Personnel”) to complete the Services specified in each Schedule of Work. The Personnel shall perform their assignments under the general supervision of, and at the site specified by, GLV’s project manager in charge of the applicable project. Unless otherwise set forth in the Schedule of Work, each of the Personnel shall devote his or her full knowledge and skill to performing the applicable Service and such time as shall be necessary to effectively and timely perform the Services.

(ii)	Key Personnel. GLV will assign qualified personnel to perform the Services, including senior partner-level personnel whose expertise forms the basis of this collaboration (“Key Personnel”). As of the Effective Date, the Key Personnel are: (i) [***], (ii) [***], (iii) [***], and (iv) [***].

GLV shall use commercially reasonable efforts to maintain continuity of Key Personnel. If any Key Personnel becomes unavailable, GLV shall designate a replacement individual with substantially equivalent seniority, expertise, and decision-making authority. GLV shall bear all training and transition costs related to any such replacement.

Nexalin may request removal of non-Key Personnel only for documented material misconduct, breach of confidentiality, or repeated failure to perform assigned duties. Except as expressly provided above, Nexalin shall not have authority to direct or manage GLV personnel assignments.

(iii)	GLV shall use all reasonable means to ensure the continued employment by GLV of the Personnel then performing Services pursuant to a Schedule of Work. If the employment of any Personnel performing Services under a Schedule of Work is terminated by GLV for any reason whatsoever, GLV shall furnish Nexalin with Personnel of experience at least equal to that of the Personnel affected by the occurrence of such event or Nexalin can remove said services from the scope of the agreement. Nexalin shall not be obligated to make any payment for the Services of any such replacement Personnel for the number of hours required to train the applicable Personnel such that the replacement Personnel are able to perform the assigned work in a manner equal to the replaced Personnel at the particular state the assigned work had reached when the personnel change occurred.

(iv)	When Personnel are on Nexalin’s premises, they shall comply with all applicable Nexalin’s rules, regulations and policies, including such matters as working hours, holidays and Nexalin security measures.

(v)	Nexalin will be provided access to, and the Services will be performed by, the GLV team and capabilities below, including the following:

Infrastructure Advisor	●	[***] - Strategic Advisor, Business Development

	●	[***] - Strategic Advisor, Technology &

	●	[***] - General Counsel & Compliance

	●	[***] - Clinical Strategy & Operations

	●	[***] - Director of Marketing & Creative Strategy

	●	[***] - Software Architecture & Product Engineering Advisor provided, that, subject to the foregoing provisions of this Paragraph 2, availability of individual team members shall be subject to GLV’s discretion, scheduling, and role assignments.

3. Compensation

(a) Invoices. Nexalin shall pay GLV, upon being properly invoiced for work actually performed under the applicable Schedule of Work for the Services on a monthly basis. Each invoice submitted by GLV to Nexalin shall be accompanied by detailed itemization to include, where appropriate, time sheets in the form mutually agreed, and other appropriate supporting documentation. Terms of payment are net 30 days after receipt of an invoice. Nexalin shall reimburse GLV for expenditures only if the expenditures are approved by Nexalin in writing in advance.

(b) Rates. Unless otherwise set forth in a Schedule of Work, the rates payable by Nexalin for Services shall be as follows:

(i)	Development Services: the rate of $10,000 per month (“Monthly Rate”) for [***] hours of Development Services (“Service Allotment”). If all [***] hours are not used in a given month, they will be rolled into future months as available hours, up to a total banked hours of [***], at any one time;

(ii)	The Parties agree to review the Monthly Rate and Service Allotment every [***] days. Any necessary change to the Monthly Rate and required number of hours may be adjusted from time to time.

(iii)	Any Development Services rendered to Nexalin above the Service Allotment (including any banked hours) must be approved in writing in advance by Nexalin and will be billed to Nexalin at a blended rate of [***] per hour;

(iv)	Infrastructure Support Services may be provided to Nexalin at a rate of [***] per hour on an ad-hoc basis. Any Infrastructure Services rendered to Nexalin must be approved in writing in advance by Nexalin;

(v)	Additional Services, requiring outside resources: to be defined in an SOW and separately compensated as specified therein.

(c) Acceptance.

(i)	Nexalin shall be entitled to test the completed work in both a pre-live and live environments in accordance with the testing procedures to be developed by Nexalin (collectively the “Certification Tests”). Pre-Live testing shall test:

(1)	the functional capabilities of the software and each module or component thereof,

(2)	the information flows to and from the software and each module or component thereof,

(3)	the transmission and processing of high-volume operational data in a live-simulated environment, all to verify and confirm that the software operates in accordance with such software’s respective Requirements Definition. Live testing shall test the operation of the software in a “live” mode in accordance with its normal operating practices. The completed work shall have failed a Certification Test if it does not operate in accordance with its applicable specifications during the Certification Tests outlined in its respective Requirements Definition, and compatibility with the other software licensed from GLV, as applicable.

(ii)	If Nexalin identifies any non-conformities, it shall provide written notice describing such items in reasonable detail and shall reasonably describe, in writing, reasons for such failure (a “Failure Notification”). GLV shall use commercially reasonable diligence to correct the non-conformities or provide an alternative solution. If GLV is unable to correct the non-conforming elements of the software described in the Failure Notification within a reasonable time, which in no event shall exceed [***] ([***]) days from the date GLV received such Failure Notification (a “Correction Period”), then a material breach of this Collaboration Agreement shall be deemed to have occurred and Nexalin shall be entitled to exercise any or all of the remedies provided in Section 4(c).

4. Term & Termination

(a) Initial Term: 24 months, commencing on the Effective Date.

(b) Renewal: By mutual written agreement.

(i)	Termination: Either Party may terminate with 180 days’ written notice, or immediately for material breach by the other Party not cured within 30 days, and the non-breaching Party shall have all legal remedies for breach.

(ii)	If GLV is the breaching Party, upon termination Nexalin:

(1)	shall be released from any and all obligations to pay for any Monthly Rate for work performed by GLV which has not been received or accepted by Nexalin;

(2)	shall remain obligated to pay all Monthly Rates for work performed before the breach;

(3)	shall retain all rights and licenses in and to software developed by GLV during the Service Allotments for which Nexalin has paid the Monthly Rates; and

(4)	shall have the right to make Improvements (as defined in the License Agreement) to any Licensed Software developed before the breach, and GLV shall have no ownership right, co-ownership or otherwise to any such Improvement not developed by GLV, but is instead developed by Nexalin or another vendor at Nexalin’s direction, provided, that GLV shall continue to own any portion of GreenLight Background Intellectual Property included in such Improvement and any part of the Improvement that was owned by GLV prior to the breach.

5. Governance

(a) Nexalin shall designate a primary point of contact to coordinate with GLV.

(b) Upon request of Nexalin, GLV agrees to provide information to Nexalin concerning the development of any project the subject of a Requirements Definition. In addition, GLV shall provide monthly, written progress reports on projects, staffing, and deliverables.

(c) A joint steering committee will be formed to resolve disputes, review progress, and align on priorities. The committee will meet quarterly in the proceeding period to set the next quarter’s priorities.

(d) Upon request of Nexalin, GLV agrees to participate in weekly, telephonic status review meeting with Nexalin, at such times and locations as mutually agreed to by Nexalin and GLV.

6. Confidentiality

(a) Confidential Information of Nexalin. GLV acknowledges that it may, in the course of performing its responsibilities under this Collaboration Agreement, be exposed to or acquire information which is proprietary to or confidential to Nexalin or its affiliated companies or their clients or to third parties to whom Nexalin owes a duty of confidentiality. Any and all non-public information of any form obtained by GLV or its employees with respect to Nexalin or such other parties in the performance of this Collaboration Agreement (“Confidential Information”) shall be deemed to be confidential and proprietary information of Nexalin. GLV agrees to hold such Confidential Information in strict confidence and not to reverse engineer, copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than the provision of Services to Nexalin as referred to in the Schedule of Work and to advise each of its employees who may be exposed to the Confidential Information of their obligations to keep such information confidential.

(b) The provisions of Sections 9.1 and 9.2 of the License Agreement are hereby incorporated by reference as if set forth in full, with references therein changed accordingly.

(c) Injunctive Relief. It is understood and agreed that in the event of a breach of this Paragraph 6, damages may not be an adequate remedy and each Party shall be entitled to injunctive relief to restrain any such breach, threatened or actual, in addition to all other legal remedies.

7. Intellectual Property

(a) The following terms shall have the meaning ascribed thereto in the License Agreement: “Background Intellectual Property Rights”, “GLV Field of Use”, “Bug Fixes and Security Patches”, “Enhancements”, “Derivative Works”, “Licensed Software,” “PONM Field of Use”, “Software”, “Source Code”, and “Use”.

(b) Background Intellectual Property Rights

(i)	The Background Intellectual Property Rights of a Party shall remain under Control of that Party. No Party is entitled to use or grant any right in or to the other Party’s Background Rights, except as explicitly set forth in Section 2.1 of the License Agreement.

(ii)	No ownership rights or co-ownership interests in any Background Intellectual Property Rights are assigned or transferred under this Collaboration Agreement.

(c) Foreground Intellectual Property Rights

(i)	“Foreground Intellectual Property Rights” shall mean any and all Intellectual Property rights developed, created, conceived, reduced to practice, or otherwise generated by or on behalf of a Party after the Effective Date.

(ii)	“Improvements” shall mean means any and all inventions, discoveries, developments, data, results, methods, processes, formulations, compositions, uses, devices, or other technology, whether or not patentable, including Bug Fixes and Security Patches, Enhancements and Derivative Works, that are conceived, reduced to practice, authored, or otherwise made, in whole or in part, by or on behalf of GLV or Nexalin, alone or jointly with another Party or third party, during the Term, that: (a) improve upon, arise from, are based on, or incorporate, in whole or in part the Licensed Software; or (b) are necessary to Use the Licensed Software.

(iii)	“Work Product” shall mean any ideas, concepts, techniques, inventions, processes or works of authorship, including without limitation, new computer code, software, data, database structure, templates and documentation, or other intellectual property developed or created by the Parties, alone or in combination with another party, in the performance of the Services.

(iv)	GLV Foreground Intellectual Property Rights.

(1)	GLV shall own all Foreground Intellectual Property Rights to Improvements of the Licensed Software, including Work Product, that are created during the term of this Agreement a) solely by GLV and its affiliates or b) jointly by GLV and Nexalin or GLV and a third party.

a. Subject to the terms and conditions of this Collaboration Agreement and the License Agreement, GLV hereby grants to Nexalin a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable license to Use the GLV Foreground Intellectual Property Rights to Improvements of the Licensed Software that are created during the term of this Agreement, including any Source Code, solely within the PONM Field of Use.

b. For avoidance of doubt, the rights licensed under this Section 7(c)(ii)(1) shall be included in the Licensed Software under the License Agreement.

(2)	GLV shall own all Foreground Intellectual Property Rights unrelated to Improvements of the Licensed Software which are created during the term of this Collaboration Agreement solely by GLV and its affiliates.

a. Subject to the terms and conditions of this Collaboration Agreement and the License Agreement, upon request from Nexalin, GLV may grant to Nexalin a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable license to Use the unrelated Foreground Intellectual Property Rights, including any Source Code, solely within the PONM Field of Use.

b. For avoidance of doubt, the rights licensed under this Section 7(c)(ii)(2) shall not automatically be included as Licensed Software under the License Agreement unless expressly agreed to by the Parties.

(3)	GLV Foreground Intellectual Property Rights shall be deemed Confidential Information of GLV and its affiliates.

(v)	Nexalin Foreground Intellectual Property Rights.

(1)	Nexalin shall own all Foreground Intellectual Property Rights to Intellectual Property created solely by Nexalin or one of its affiliates, or by Nexalin and a third party, during the term of this Collaboration Agreement.

(2)	The Nexalin Foreground Intellectual Property Rights shall be deemed Confidential Information of Nexalin and its affiliates.

(vi)	Jointly Developed Foreground Intellectual Property Rights.

(1)	“Jointly Developed Work” means any invention, work of authorship, development, improvement, modification, enhancement, method, process, or derivative work that is conceived, created, developed, or reduced to practice jointly by or on behalf of the Parties.

(2)	GLV shall own all Jointly Developed Works related to Improvements of the Licensed Software that are created during the term of this Agreement jointly by GLV and Nexalin (“GLV Jointly Developed Foreground Intellectual Property Rights”).

a. Subject to the terms and conditions of this Collaboration Agreement and the License Agreement, GLV hereby grants to Nexalin a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable license to Use the GLV Jointly Developed Foreground Intellectual Property Rights, including any Source Code, solely within the PONM Field of Use.

b. For avoidance of doubt, the rights licensed under this Section 7(c)(vi)(2) shall be included in the Licensed Software under the License Agreement.

(3)	GLV and Nexalin shall jointly own all Jointly Developed Works unrelated to Improvements of the Licensed Software that are created during the term of this Agreement jointly by GLV and Nexalin (“Jointly Owned Foreground Intellectual Property Rights”).

(d) Non-Interference; Non-Use. No Party nor any affiliate thereof shall have any rights to Use any Improvement to the Licensed Software outside of its Field of Use; and no Party nor any affiliate thereof shall interfere with the other’s Use of such Improvements for such other’s Field of Use.

(e) No Implied Transfer. Except as expressly provided, no rights are granted by implication, estoppel, or otherwise.

8. Relationship of the Parties; Independent Contractor

(a) GLV is acting, in performance of this Collaboration Agreement, as an independent contractor and nothing in this Collaboration Agreement shall be interpreted as creating an employer-employee, joint venture, or agency relationship between Nexalin and GLV or any Personnel. GLV shall provide under this Collaboration Agreement, the services of only those Personnel who are employees or bona fide subcontractors of GLV for federal tax purposes. Personnel supplied by GLV hereunder are not Nexalin employees or agents and GLV shall continue to have full responsibility for their acts. GLV shall be solely responsible for its Personnel, including the payment of compensation of the Personnel, and the Personnel shall be informed that they are not entitled to the provision of any Nexalin employee benefits. Nexalin shall not be responsible for payment of worker’s compensation, disability benefits and unemployment insurance or for withholding and paying employment taxes for the Personnel, but such responsibility shall be solely that of GLV. The Personnel shall affirm that they are not employees of Nexalin for any purpose and that they will not exercise any rights or seek any benefit accruing to the regular employees of Nexalin. GLV shall not have any right, power or authority to create, and shall not represent to any person that it has the power to create any obligation, express or implied, on Nexalin’ behalf without the express prior written consent of Nexalin. Nexalin shall not exercise such control or take any other action as shall cause any Personnel to cease to be treated as an independent contractor. Nexalin shall have no authority to direct or control GLV’s personnel.

(b) If any Personnel is found not to be an employee or bona fide subcontractor of GLV for any purpose, including federal tax purposes, GLV shall take appropriate corrective action to ensure compliance with applicable law. Nexalin may request that GLV address documented misconduct, confidentiality breaches, or material failure to perform; however, GLV shall retain sole discretion to determine staffing, discipline, and replacement of Personnel. Any replacement Personnel shall possess qualifications reasonably comparable to the Personnel being replaced.

9. Insider Trading and Compliance Matters. GLV acknowledges that the laws, rules and regulations of the United States and other countries prohibit persons from trading in securities while in possession of material, non-public information affecting such securities. GLV acknowledges that in rendering the Services, GLV may have access to material, non-public information with respect to Nexalin and its clients and their service contractors, and will comply with all of such and other applicable laws, rules and regulations.

10. Warranties. GLV represents, warrants and covenants that:

(a) the representations and warranties made by it in Article 5 of the License Agreement shall be are true and correct on and as of, and with respect to each Deliverable when delivered, and Article 5 is hereby incorporated by reference as if set forth in full, with references therein changed accordingly.

(b) GLV shall be responsible for obtaining and shall obtain and maintaining the consents and approvals of all persons, firms and other entities that are required for the execution, delivery and performance by GLV of this Collaboration Agreement and the grants of the rights herein, including with respect to any licensors of third party code; and GLV is not a party to or bound by or aware of any oral or written contract or understanding which restricts its right to enter into this Collaboration Agreement or to grant the rights hereunder, or prohibits or restricts use in connection with the PONM Field of Use or otherwise interferes with the rights granted to Nexalin under this Collaboration Agreement.

(c) GLV shall comply with all applicable laws and regulations in connection with the performance of the Services;

(d) in rendering the Services, it and the Personnel have all necessary rights, authorizations, or licenses to provide the Services hereunder and to provide all related materials and services required under this Collaboration Agreement or any agreement entered into pursuant hereto;

(e) each of the Personnel assigned to perform services under any Schedule of Work shall have the proper skill, training and background so as to be able to perform in a competent and professional manner and that all work will be so performed in a manner compatible with Nexalin’s business operations; and each employee and contractor who is or shall be involved in the creation or development of any Work Product shall have signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property pertaining to such Work Product to GLV and confidentiality provisions protecting such Work Product, and no such employee or contractor has any obligation to any other person or entity with respect to the Work Product or a Deliverable.

(f) each and every deliverable contemplated by a Schedule of Work (a “Deliverable”) shall be provided in a manner consistent with good commercial practice, shall conform to the specifications for same as mutually agreed to in writing by Nexalin and GLV, shall meet the functional, performance and reliability requirements of Nexalin set forth on the applicable Schedule of Work and shall comply with such acceptance test and standards established by Nexalin and GLV;

(g) the use of Work Product in or for the Nexalin Field of Use will not infringe, violate or make unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person;

(h) each and every Deliverable shall be delivered free of any “back door, “time bomb,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent;

For clarity, this warranty applies only to code and materials developed or provided by GLV and expressly excludes any Nexalin Background Technology, third-party software, or any code supplied by Nexalin or its other vendors.

(i) GLV has not intentionally disclosed or licensed the Source Code of any Deliverable in a manner that would conflict with the rights granted to Nexalin under this Collaboration Agreement. This restriction does not apply to:

(a) GLV’s Background Intellectual Property Rights, except for the Licensed Software, or other GLV products or services;

(b) disclosures to GLV employees, contractors, or consultants under confidentiality Agreements; disclosures made in connection with GLV’s internal development, testing, security review, due diligence, or quality assurance processes; or

(c) disclosures to third parties under separate agreements relating to GLV’s technology outside of the PONM Field of Use.

11. Indemnification.

(a) Indemnity. The provisions of Article 6 of the License Agreement are hereby incorporated by reference as if set forth in full, with references therein changed accordingly.

(b) The remedies set forth in Section 7.01(b) of the SPA and Article 6 of the License Agreement constitute Nexalin’s sole monetary remedy for infringement of a third party’s intellectual property rights by the Licensed Software, including any Work Product created hereunder. Except as provided therein, under no circumstances shall GLV be required to refund any portion of the purchase price paid under the SPA or any other consideration not directly attributable to the specific Deliverable at issue; provided, that such limitation shall not apply to damages arising from the indemnification obligations set forth in Article 6 of the License Agreement.

(c) Limitation of Liability. EACH PARTY’S TOTAL LIABILITY UNDER THIS COLLABORATION AGREEMENT, THE LICENSE AGREEMENT, AND THE SPA SHALL NOT EXCEED THE TOTAL CONSIDERATION VALUE RECEIVED BY GVP FROM NEXALIN UNDER THE SPA; provided, that this limitation shall not apply to damages arising from (x) a breach of Section 2.3 (Non-Interference; Non-Use) or Section 9 (Confidentiality) of the License Agreement or Section 6 (Confidentiality) or Section 7(d) (Non-Interference; Non-Use) of this Collaboration Agreement, or (y) a Party’s gross negligence or willful misconduct.

12. No Promotion. GLV agrees that it and its employees and agents and Personnel will not, without prior written consent of Nexalin, in each instance (a) use in advertising, publicity or otherwise the name of Nexalin, or any affiliate of Nexalin, or any director, officer or employee of Nexalin, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Nexalin or its affiliates or (b) represent, directly or indirectly, that any product or any service provided by GLV has been approved or endorsed by Nexalin; provided that, with respect to clause (a), GLV may make factual, non-promotional references to Nexalin as a client or collaborator in investor decks, diligence materials, and client lists, so long as (i) no trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Nexalin or its affiliates is used, (ii) no endorsement is made or implied, (iii) such use is limited to the name Nexalin and in conjunction with and no more disclosure than with respect to other clients or collaborators, and (iv) such disclosure does not disclose the subject of any collaboration or license, and if all of the clauses (i) through (iv) are true, the consent of Nexalin shall not be withheld unreasonably.

13. Assignment. The provisions of Article 13 of the License Agreement are hereby incorporated by reference as if set forth in full, with references therein changed accordingly.

14. Bankruptcy. (a) All rights, licenses, privileges, releases, non-assertions, and immunities granted under or pursuant to this Collaboration Agreement by GLV to Nexalin are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. The parties hereto agree that Nexalin, as licensee of such rights under this Collaboration Agreement, shall retain and may fully exercise, and shall be entitled to all rights and protections afforded to licensees of intellectual property with respect to, all of their rights and elections under the Bankruptcy Code. The Parties hereto further agree that, if a Bankruptcy Code case is commenced by or against GLV (the “Bankrupt Party”) and this Collaboration Agreement is rejected as provided in the Bankruptcy Code, then GLV (in any capacity, including debtor-in-possession) and their successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall take such steps as are necessary to permit Nexalin to exercise all of their rights under this Collaboration Agreement.

(a) Accordingly, if the trustee or debtor-in-possession rejects this Collaboration Agreement, Nexalin may elect to retain its rights under this Collaboration Agreement (including any exclusivity) as provided in Section 365(n).

(b) The Bankrupt Party agrees that it will not interfere with Nexalin’s rights under Section 365(n) and that any trustee, receiver, or successor shall be bound by those rights.

(c) Nothing in this Section 14 shall be deemed to transfer ownership of any intellectual property from the Bankrupt Party to Nexalin.

(d) All rights, powers, and remedies of Nexalin provided under this Section are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of any such commencement of a bankruptcy proceeding by or against GLV. Nexalin, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including the Bankruptcy Code and Nexalin’s rights to obtain specific performance or similar relief to enforce Section 365(n)) in such event. GLV acknowledges that the consideration paid by Nexalin pursuant to the SPA or Option, as the case may be, represents at least equivalent value for the rights granted under this Collaboration Agreement.

(e) For the avoidance of doubt, nothing in this Section shall be construed as an “ipso facto” clause prohibited by 11 U.S.C. Section 365(e).

15. Miscellaneous

(a) This Collaboration Agreement, together with the SPA and License Agreement, constitute the complete agreement and understanding between the parties unless modified in writing, signed by both Parties. In the event of any conflict or inconsistency between any of the terms of this Collaboration Agreement and the Schedule of Work, the terms of the Schedule of Work shall prevail.

(b) Assignment, Sublicensing, and Subcontracting. Except for the license and sublicense provisions as set forth in the License Agreement, neither Party shall assign or transfer this Collaboration Agreement or its rights under this Collaboration Agreement in whole or in part, nor purport to assign, transfer or subcontract any or all of its obligations or rights under this Collaboration Agreement without the prior written consent of the other Parties, except that each Party may transfer or assign this Collaboration Agreement and the rights and obligations contained herein to an affiliate or an entity succeeding to substantially all of its assets or business related to the Licensed Software, or stock, whether by merger, consolidation, acquisition or otherwise. No assignment or transfer shall expand or modify the scope of such rights.

(c) The failure by either Nexalin or GLV to insist upon strict performance of any of the provisions contained in this Collaboration Agreement shall in no way constitute a waiver of its rights as set forth in this Collaboration Agreement, at law or in equity, or a waiver of any other provisions or subsequent default by the other party in the performance of or compliance with any of the terms and conditions set forth in this Collaboration Agreement.

(d) This Collaboration Agreement shall be governed in all respects by the laws of the State of North Carolina. The headings of this Collaboration Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation or construction of this Collaboration Agreement.

(e) If there is no Schedule of Work in existence and GLV is performing services of any kind for Nexalin, the parties shall continue to be bound by this Collaboration Agreement. Further, it is the intention of the parties that the terms of this Collaboration Agreement shall supersede the terms of any other agreement that may be inconsistent with it, unless a Schedule of Work explicitly states that a particular term is superseded.

(f) In the event of any conflict or inconsistency between this Collaboration Agreement, the License Agreement, or the SPA with respect to the development, ownership, or licensing of any software, code, or intellectual property created or modified after the Effective Date, the terms of this Collaboration Agreement shall control and supersede the License Agreement and the SPA. The License Agreement shall govern solely with respect to the Licensed Software as delivered at Closing and the perpetual license rights granted therein. The SPA shall govern with respect to all remaining terms.

(g) The following Paragraphs shall survive termination of this Collaboration Agreement: 6, 7, 9, 10, 11, 12, 13, 14 and 15.

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IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, have executed this Collaboration Agreement as of the date written above.

Signatures

Nexalin Technology, Inc.

By:	/s/ Mark White
Name:	Mark White
Title:	CEO
Date:	May 14, 2026

Greenlight Ventures, LLC

By:	/s/ [***]
Name:	[***]
Title:	Member
Date:	May 11, 2026

ANNEX A

Initial and Available Features

A-1